EXHIBIT 99.1

Intelligent Systems Reports Third Quarter 2019 Results

NORCROSS, Ga., Nov. 01, 2019 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the third fiscal quarter ended September 30, 2019.

“Our third quarter results reflect the continued success of our proven platform and unique services that translated into another quarter of significant growth for both revenue and profitability,” said Leland Strange, CEO of Intelligent Systems. “We are pleased with our third quarter revenue of $9.5 million, which was up 76 percent, matching our previously reported preliminary estimate. Income from operations was $4.2 million, within our preliminary range of $4.0 to $4.3 million. Revenue was driven by an increase in the number of customers and accounts, as well as an increase in the number and value of professional services contracts completed during the third quarter. The step up in income from operations was in line with our expectations as license revenue contributed significantly more to total revenue for the third quarter.”

“We continue to make the needed investments in research and development as we grow our Processing Services business and build infrastructure that will allow us to scale in future years. We are adding new processing customers at a faster pace than we are adding new license customers, resulting in steady growth in the processing revenue stream although it is still relatively small. As we head into the final months of the year, we remain optimistic that the momentum we’ve experienced to date will carry into 2020.”

Financial Highlights for the Third Quarter of 2019

Total revenues of $9,522,000 in the three-month period represented growth of 76 percent compared to the same period in 2018.

In the following table, revenue is disaggregated by type of revenue for the three months ended September 30, 2019 and 2018:

	Three Months Ended September 30, (in thousands)
	2019	2018
License	$2,225	$129
Professional services	4,579	3,178
Processing and maintenance	2,235	1,678
Third party	483	430
Total	$9,522	$5,415

Income from operations was $4,200,000 for the quarter compared to income from operations of $1,736,000 in the comparable prior year quarter.

Net income was $3,092,000 for the quarter compared to net income of $1,866,000 in the comparable prior year quarter.

Earnings per diluted share was $0.34 for the quarter ended September 30, 2019.

Investor Conference Call Today

The company is holding an investor conference call today, November 1, 2019, at 11:00 A.M. Eastern Standard Time. Interested investors are invited to attend the conference call by dialing (855) 766-6518 and entering conference ID 9246629.  As part of the conference call Intelligent Systems will be conducting a question and answer session where participants are invited to email their questions to fax@intelsys.com prior to the call. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended September 30, 2019 with the Securities and Exchange Commission today, November 1, 2019. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation
For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard's flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Services	$7,297	$5,286	$20,275	$13,757
Products	2,225	129	3,725	289
Total net revenue	9,522	5,415	24,000	14,046
Cost of revenue
Services	3,012	2,323	8,445	5,972
Products	−	−	−	136
Total cost of revenue	3,012	2,323	8,445	6,108
Expenses
Marketing	35	85	124	240
General and administrative	700	466	2,394	1,357
Research and development	1,575	805	3,634	2,467
Income from operations	4,200	1,736	9,403	3,874
Other income (loss)	(5)	245	248	128
Income before Income taxes	4,195	1,981	9,651	4,002
Income taxes	1,103	115	2,379	185
Net income	$3,092	$1,866	$7,272	$3,817
Earnings per share attributable to Intelligent Systems Corporation:
Basic	$0.35	$0.21	$0.82	$0.43
Diluted	$0.34	$0.21	$0.81	$0.43
Basic weighted average common shares outstanding	8,886,321	8,797,988	8,859,544	8,789,099
Diluted weighted average common shares outstanding	9,013,459	8,976,415	8,977,501	8,943,652

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	September 30, 2019	December 31, 2018
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$23,676	$18,919
Marketable securities	370	349
Accounts receivable, net	6,059	3,731
Notes and interest receivable, current portion	‒	581
Other current assets	1,039	1,202
Total current assets	31,144	24,782
Investments	3,309	760
Notes and interest receivable, net of current portion	1,272	1,745
Property and equipment, at cost less accumulated depreciation	2,336	1,513
Other long-term assets	1,469	504
Total assets	$39,530	$29,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$280	$272
Deferred revenue, current portion	442	781
Accrued payroll	2,049	1,145
Accrued expenses	98	71
Income tax payable	1,504	284
Other current liabilities	1,154	719
Total current liabilities	5,527	3,272
Noncurrent liabilities:
Deferred revenue, net of current portion	41	111
Long-term lease obligation	509	‒
Total noncurrent liabilities	550	111
Intelligent Systems Corporation stockholders’ equity:
Common stock, $0.01 par value, 20,000,000 shares authorized, 8,897,988 and 8,817,988 issued and outstanding at September 30, 2019 and December 31, 2018,
respectively	89	88
Additional paid-in capital	15,341	15,050
Accumulated other comprehensive loss	(124)	(92)
Accumulated income	18,147	10,875
Total Intelligent Systems Corporation stockholders’ equity	33,453	25,921
Total liabilities and stockholders’ equity	$39,530	$29,304

For further information, call
Matt White, 770-564-5504 or
email to matt@intelsys.com